EXHIBIT 99.1

Urban Hydroponics Inc. Signs Definitive Agreement to Merge with Canadian Hydroponics Companies

Miami Beach, Florida, Nov 05, 2014 (PRWeb.com via COMTEX) -- Urban Hydroponics, Inc. (OTCQB:URHY), a Nevada corporation ("Urban Hydroponics" or, the "Company") today announced it has signed a Binding Letter of Intent (LOI) to merge with three Canada-based companies in the urban cultivation sector - Urban Cultivator Inc. ("Urban Cultivator"), BC Northern Lights Enterprises Ltd. (BC Northern Lights"), and W3 Metal Inc. ("W3 Metal" and together with Urban Cultivator and BC Northern Lights, the "Target Companies"). Pursuant to the LOI and an earlier non-binding term sheet, Urban Hydroponics, to date, has made working capital bridge loans to the Target Companies in an aggregate amount of $880,000 from funds it raised in a private placement to non-US persons.

Urban Cultivator is a British Columbia-based manufacturer of high quality, fully-automated indoor growing appliances that allow year-round growing of herbs, micro-greens, flowers and veggies. The "Urban Cultivator™" appliance features an automated control center to ensure that greens get precisely the right amount of water and light, while onboard fans control humidity and air circulation. The Urban Cultivator comes in a residential model and a commercial size application for restaurants. The Urban Cultivator appliance plumbs into city water and electricity, and is easy to install. It serves the growing 'locavore' movement that aims to consume locally grown, organic foods. Urban Cultivator employs 14 people and its estimated, unaudited revenue for 2014 is expected to be approximately $1.2 million. Urban Cultivator's website address is http://www.urbancultivator.net .

The commercial scale Urban Cultivator is used by some of the top restaurants and hotels in the world including the Four Seasons and the Fairmont, both in Vancouver. High end chefs turn to the Urban Cultivator to help them provide the freshest and best tasting experience for their customers. The Urban Cultivator can save restaurants $500 to $1500 per month in the cost of greens. Moreover, restaurants can promise their customers that greens grown on their premises in the Urban Cultivator are cultivated without pesticides and harmful chemicals and are harvested at peak nutritional value then plated within minutes. Executive Chef of Four Seasons Vancouver, Ned Bell, has emphasized that "The Urban Cultivator is a vital component to our culinary mission of incorporating fresh, local and sustainable ingredients into our menus."

Additionally, Martha Stewart, famous culinary enthusiast, is a fan of the Urban Cultivator and has described the appliance as "the perfect indoor garden for your home and restaurant." Martha Stewart uses the Urban Cultivator in her "test kitchen" to incorporate fresh herbs and ingredients into her recipes, to promote a healthy-green diet. BC Northern Lights is a British Columbia-based manufacturer of indoor hydroponic grow boxes serving the sector since 2001. BC Northern Lights offers seven different grow box combinations that help both the novice and professional grower through each stage of the production cycle.

Every BC Northern Lights grow box is a fully automated hydroponic growing appliance, made with premium parts and electronics and comes with all essential supplies including CO2 setup, nutrients, bulbs, pumps, and an electronic timer.

BC Northern Lights employs 13 people. Its estimated, unaudited annual revenues for 2014 are expected to be approximately $2.5 million. The web address for BC Northern Lights is http://www.bcnorthernlights.com.

W3 Metal is a British Columbia-based metals fabricator that specializes in the manufacture of hydroponic grow boxes for Urban Cultivator and BC Northern Lights. It is expected that he integration of W3 Metal into the post-merger company will help ensure the highest standards of quality control for the metal components and manufacture of the Urban Cultivator appliances and the BC Northern Lights growboxes.

Urban Hydroponics' Principal Executive Officer Frank Terzo stated, "This proposed merger transaction will bring public two of the leading name brands in hydroponics. Urban Cultivator and BC Northern Lights appliances have received accolades from trade publications and high-profile users alike. The increasing awareness around eating locally grown, higher nutrition foods that reduce our carbon footprint is a driving force behind the expanding growth of this market. We look forward to completing this merger transaction by the end of the calendar year."

Tarren Wolfe, founder and majority stockholder of Urban Cultivator, BC Northern Lights, and W3 Metal, added, "We believe that upon completion of this merger, we will be financed and positioned for accelerated growth as we leverage our brand equity to supply top-quality appliances to residential and commercial customers. As a public company we can better pursue the tremendous growth opportunity in the hydroponics market."

For more information about the proposed merger and related transactions, including the bridge loans to the Target Companies and the Company's associated private placement, see the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2014. The proposed merger is subject to certain conditions and contingencies and there can be no assurance at this time that the merger will be completed as currently planned.

Urban Hydroponics, Inc.

Urban Hydroponics, Inc. (formerly known as Placer Del Mar, Ltd.) was incorporated in Nevada on May 13, 2005 for the purpose of mining and mineral exploration. In June, 2013 the Company ceased its mining exploration activities to refocus its business objectives on seeking a business combination with a private entity whose business would present an opportunity for the Company's shareholders. Since that time the Company has been a "shell company" as such term is defined under the federal securities laws. Frank Terzo is currently the Company's sole officer and director.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the planned merger with Urban Cultivator Inc., BC Northern Lights Enterprises Ltd., and W3 Metal Inc., (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's ability or lack thereof to successfully complete its planned merger with, and integrate the operations of Urban Cultivator, Inc., BC Northern Lights, Inc., and W3 Metals, to obtain adequate financing at appropriate pricing, to successfully compete in the Company's markets and to expand the Company's business; lack of product diversification; existing or increased competition, stock volatility and illiquidity; general market and economic conditions; and the Company's ability to implement its business plans or strategies. The Company does not undertake to update these forward-looking statements.
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